UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
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Soliciting Material Pursuant to ss.240.14a-12

Rockwell Automation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREOWNERS
OF ROCKWELL AUTOMATION, INC. TO BE HELD ON FEBRUARY 4, 2020

This proxy statement supplement, dated January 6, 2020 (Proxy Supplement), supplements the definitive proxy statement dated December 11, 2019 (Proxy Statement) of Rockwell Automation, Inc. (Company) for the Company’s 2020 Annual Meeting of Shareowners to be held on February 4, 2020 at 5:30 p.m. (Central Standard Time) at the Company’s Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, USA (Annual Meeting), and other additional proxy materials filed with the Securities and Exchange Commission (SEC). You should read the entire Proxy Statement, this Proxy Supplement and other additional proxy materials carefully before voting your shares.

Your vote is important. We encourage you to vote your shares before the Annual Meeting even if you plan to attend.

The following information supplements and updates the Item 1. Director Nominees and Continuing Directors section contained in the Proxy Statement.

On January 6, 2020, Ms. Pam Murphy became Chief Executive Officer of Imperva, Inc., a cyber security software and services company focused on enterprise data and application software. Ms. Murphy resigned from her position as Chief Operating Officer of Infor, Inc. effective December 31, 2019.

January 6, 2020